Financial Data

AT&T Inc.
Segment Results for the Three Months Ended
Dollars in millions
Unaudited

Business Solutions	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015
Segment Operating Revenues
Wireless	$7,787	$8,235	$8,543	$9,091	$9,026	$8,732	$9,128	$10,337	$9,408	$9,549
Wireline	8,531	8,530	8,465	8,465	8,318	8,314	8,359	8,392	8,149	8,115
Total Segment Operating Revenues	16,318	16,765	17,008	17,556	17,344	17,046	17,487	18,729	17,557	17,664

Segment Operating Expenses
Operations and Support Expenses	10,254	10,770	10,781	11,637	10,714	10,827	11,295	12,990	11,073	10,972
Depreciation and amortization	2,170	2,218	2,261	2,316	2,364	2,314	2,331	2,346	2,342	2,460
Total Segment Operating Expenses	12,424	12,988	13,042	13,953	13,078	13,141	13,626	15,336	13,415	13,432
Segment Operating Income	3,894	3,777	3,966	3,603	4,266	3,905	3,861	3,393	4,142	4,232
Equity in Net Income (Loss) of Affiliates	-	-	-	-	-	-	-	-	-	-
Segment Income	$3,894	$3,777	$3,966	$3,603	$4,266	$3,905	$3,861	$3,393	$4,142	$4,232

Segment Operating Income Margin	23.9%	22.5%	23.3%	20.5%	24.6%	22.9%	22.1%	18.1%	23.6%	24.0%

Entertainment and Internet Services
Segment Operating Revenues	$5,300	$5,398	$5,389	$5,455	$5,525	$5,562	$5,553	$5,593	$5,660	$5,782

Segment Operating Expenses
Operations and Support Expenses	4,425	4,419	4,526	4,573	4,654	4,747	4,781	4,810	4,859	4,913
Depreciation and amortization	1,196	1,202	1,206	1,211	1,188	1,099	1,109	1,077	1,065	1,065
Total Segment Operating Expenses	5,621	5,621	5,732	5,784	5,842	5,846	5,890	5,887	5,924	5,978
Segment Operating Income	(321)	(223)	(343)	(329)	(317)	(284)	(337)	(294)	(264)	(196)
Equity in Net Income (Loss) of Affiliates	-	-	-	-	-	-	-	(2)	(6)	(12)
Segment Income	$(321)	$(223)	$(343)	$(329)	$(317)	$(284)	$(337)	$(296)	$(270)	$(208)

Segment Operating Income Margin	-6.1%	-4.1%	-6.4%	-6.0%	-5.7%	-5.1%	-6.1%	-5.3%	-4.7%	-3.4%

Consumer Mobility
Segment Operating Revenues	$8,904	$9,056	$8,937	$9,346	$8,840	$9,199	$9,208	$9,522	$8,778	$8,755

Segment Operating Expenses
Operations and Support Expenses	5,276	5,437	5,502	6,330	5,436	6,006	5,731	6,718	5,541	5,202
Depreciation and amortization	890	905	929	959	915	981	950	981	1,002	934
Total Segment Operating Expenses	6,166	6,342	6,431	7,289	6,351	6,987	6,681	7,699	6,543	6,136
Segment Operating Income	2,738	2,714	2,506	2,057	2,489	2,212	2,527	1,823	2,235	2,619
Equity in Net Income (Loss) of Affiliates	-	-	-	-	-	-	(1)	-	-	-
Segment Income	$2,738	$2,714	$2,506	$2,057	$2,489	$2,212	$2,526	$1,823	$2,235	$2,619

Segment Operating Income Margin	30.8%	30.0%	28.0%	22.0%	28.2%	24.0%	27.4%	19.1%	25.5%	29.9%

International
Segment Operating Revenues	$-	$-	$-	$-	$-	$-	$-	$-	$236	$491

Segment Operating Expenses
Operations and Support Expenses	-	-	-	-	-	-	-	-	218	529
Depreciation and amortization	-	-	-	-	-	-	-	-	28	93
Total Segment Operating Expenses	-	-	-	-	-	-	-	-	246	622
Segment Operating Income	-	-	-	-	-	-	-	-	(10)	(131)
Equity in Net Income (Loss) of Affiliates	151	174	85	122	54	99	-	-	-	-
Segment Income	$151	$174	$85	$122	$54	$99	$-	$-	$(10)	$(131)

Segment Operating Income Margin	-	-	-	-	-	-	-	-	-4.2%	-26.7%